UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2007

APPLE REIT SEVEN, INC.

(Exact name of registrant as specified in its charter)

Virginia	000-52585	20-2879175
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple REIT Seven, Inc. (which is referred to below as the “Company” or as “we,” “us” or “our”) is filing this report in accordance with Item 2.01 and Item 9.01 of Form 8-K.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On July 18, 2007, one of our wholly-owned subsidiaries closed on the purchase of a Hampton Inn® in San Diego, California. The hotel contains 177 rooms and the gross purchase price was $42,000,000. Our purchasing subsidiary assumed an existing loan secured by the hotel. The outstanding principal balance assumed under the promissory note was $16,082,000. The loan has an annual fixed interest rate of 6.74% and a maturity date of March 2014. The loan provides for monthly payments of principal and interest on an amortized basis.

Additional information regarding the purchased hotel and purchase contract is set forth in our Form 8-K dated October 17, 2006 and filed with the Securities and Exchange Committee on October 20, 2006, which is incorporated herein by reference.

Any and all brand and trade names, logos or trademarks contained, or referred to, in this Form 8-K are the properties of their respective owners.

Item 9.01.	Financial Statements and Exhibits

(a) Financial statements of business acquired

The hotel described in this report is part of a group of hotels subject to sale contracts with selling entities that are related to each other through common ownership. We have previously purchased the other hotels within this group of hotels.

We have previously included financial statements regarding the entire group of hotels in a Form 8-K/A (amendment no. 1 to current report) filed with the Securities and Exchange Commission on February 14, 2007, which is incorporated herein by reference.

(b) Pro forma financial information

See (a) immediately above. We have previously included pro forma financial information regarding the entire group of hotels in a Form 8-K filed with the Securities and Exchange Commission on June 19, 2007, which is incorporated herein by reference.

(c) Shell company transactions.

Not Applicable.

(d) Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple REIT Seven, Inc.

By:	/s/ Glade M. Knight
Glade M. Knight, Chief Executive Officer

July 20, 2007